EXHIBIT 10.1
Execution Version
FIFTH AMENDMENT AGREEMENT
THIS FIFTH AMENDMENT AGREEMENT (this “Amendment”), dated as of October 26, 2012, is among WINTRUST FINANCIAL CORPORATION (the “Borrower”), the Lenders party to the Credit Agreement referenced below and BANK OF AMERICA, N.A., as Administrative Agent for the Lenders.
W I T N E S S E T H:
WHEREAS, the parties hereto are parties to that certain Amended and Restated Credit Agreement dated as of October 30, 2009 (as previously amended, the “Credit Agreement”); and
WHEREAS, the parties hereto desire to amend the Credit Agreement in certain respects as set forth herein.
NOW, THEREFORE, the parties hereto, in consideration of the premises and the mutual agreements herein contained, hereby agree as follows:
Section 1.Credit Agreement Definitions. Capitalized terms used herein that are defined in the Credit Agreement shall have the same meaning when used herein unless otherwise defined herein.
Section 2.    Amendments to Credit Agreement. Effective on (and subject to the occurrence of) the Amendment Effective Date (as defined below), the Credit Agreement is amended as follows:
(a)    The definitions of “Applicable Rate,” “Loan Loss Reserve Ratio,” “Maturity Date,” “Non-Performing Loans,” “Other Real Estate Owned,” “Primary Capital,” “Subordinated Notes” and “Tangible Equity Capital” in Section 1.01 of the Credit Agreement are amended in their entirety to read as follows:
“Applicable Rate” means (a) with respect to Eurodollar Loans, 3.0% and (b) with respect to Base Rate Loans, 0.50%.
“Loan Loss Reserve Ratio” means, as of any date of determination, the ratio of the consolidated designated reserve for loan losses to consolidated total loans, each as derived from the Borrower’s quarterly Form FR Y-9C.
“Maturity Date” means (a) with respect to the Revolving Credit Facility, October 25, 2013 and (b) with respect to the Term Facility, June 1, 2015; provided, however, that, in each case, if such date is not a Business Day, the Maturity Date shall be the next preceding Business Day.

“Non-Performing Loans” means all non-accrual loans and all loans on which any payment is 90 or more days past due but which continue to accrue interest (excluding loans to the extent covered by loss-sharing agreements with the FDIC), which shall be derived from the Borrower’s quarterly Form FR Y-9C.
“Other Real Estate Owned” means the aggregate amount set forth as “other real estate owned” in the Borrower’s quarterly Form FR Y-9C (excluding any such assets to the extent covered by loss-sharing agreements with the FDIC).
“Primary Capital” means the sum of (i) the Tier 1 Capital (as set forth in the Borrower Call Report), plus (ii) the consolidated loan loss reserve, which shall be derived from the Borrower’s quarterly Form FR Y-9C.
“Subordinated Notes” means the $25,000,000 Subordinated Note dated October 25, 2005 executed by the Borrower in favor of Bank of America.
“Tangible Equity Capital” means the sum of the capital stock, surplus and retained earning accounts, reduced by the amount of any goodwill and other intangible assets, each as derived from the Borrower’s quarterly Form FR Y-9C.
    (b)    Section 2.06(a) of the Credit Agreement is amended in its entirety to read as follows:
(a)    Subject to the provisions of Section 2.06(b), (i) each Eurodollar Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the greater of (x) 4.0% and (y) the Eurodollar Rate for such Interest Period plus the Applicable Rate; and (ii) each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the greater of (x) 4.0% and (y) the Base Rate plus the Applicable Rate.
(c)    Section 5.12(c)(ii) of the Credit Agreement is hereby amended in its entirety to read as follows:
(ii) no Pension Plan has any Unfunded Pension Liability that could reasonably be expected to have a Material Adverse Effect;
(d)    The third sentence of Section 5.13 of the Credit Agreement is hereby amended in its entirety to read as follows:

As of October 26, 2012, the Borrower has no equity investments in any other corporation or entity other than those specifically disclosed in Part (c) of Schedule 5.13.
(e)    Section 7.01(i) of the Credit Agreement is amended in its entirety to read as follows:
(i)     other Liens securing Indebtedness outstanding in an aggregate principal amount not to exceed $40,000,000, provided that no such Lien shall extend to or cover any Equity Interests of any Subsidiary Bank; and
(f)    Section 7.02(e) of the Credit Agreement is amended in its entirety to read as follows:
(e)    other Indebtedness in an aggregate principal amount not to exceed $40,000,000 at any time outstanding; and
(g)    Clauses (b) through (g) of Article VIII of the Credit Agreement are amended in their entirety to read as follows:
(b)    Maintain a Return on Assets of not less than 0.35%.
(c)    On a consolidated basis, maintain at all times Tangible Equity Capital of at least $1,200,000,000.
(d)    On a consolidated basis, maintain, as of the last day of each calendar month, a ratio of Nonperforming Assets to Primary Capital of not more than 25%.
(e)    On a consolidated basis, maintain at all times a Loan Loss Reserve Ratio of not less than 0.65%.
(f)    Maintain, as of the last day of each calendar month, a ratio of Bank Investments to Net Worth of not more than 1.15 to 1.00.
(g)    Maintain at the Borrower at all times at least $15,000,000, in the aggregate, in unencumbered cash, cash equivalents and available for sale securities.
(h)    Schedule 2.01 to the Credit Agreement is replaced by Schedule 2.01 attached hereto.

(i)    Part (c) of Schedule 5.13 to the Credit Agreement is replaced by Schedule 5.13(c) attached hereto.

(j)    The notice address for the Borrower set forth in Schedule 11.02 of the Credit Agreement is hereby amended in its entirety to read as follows:

Wintrust Financial Corporation
9700 W. Higgins Road, Suite 800
Rosemont, Illinois 60018
Attention: Lisa Pattis, General Counsel
Telephone: (847) 939-9090
FAX: (877) 873-5406
Email: lpattis@wintrust.com
Website: www.wintrust.com.

Section 3.    Representation and Warranties. In order to induce the Lenders and the Administrative Agent to execute and deliver this Amendment, the Borrower hereby represents and warrants to the Lenders and to the Administrative Agent that both before and after giving effect to the Amendment that:
(a)    no Event of Default or Default has occurred and is continuing or will result from the execution and delivery or effectiveness of this Amendment; and
(b)    the representations and warranties of the Borrower contained in Article V of the Credit Agreement are true and correct in all material respect as of the date hereof and the Amendment Effective Date with the same effect as though made on such date (except to the extent that that any such representation expressly relates to an earlier date, such representation or warranty shall be made only as to such earlier date).
Section 4.    Conditions to Effectiveness. The amendment set forth in Section 2 hereof shall become effective on the date (the “Amendment Effective Date”) when the Administrative Agent shall have received a counterpart of this Amendment executed by the Borrower, the Administrative Agent and each Lender.
Section 5.    Reaffirmation of Loan Documents. From and after the date hereof, each reference to the Credit Agreement that appears in any other Loan Document shall be deemed to be a reference to the Credit Agreement as amended hereby. As amended hereby, the Credit Agreement is hereby reaffirmed, approved and confirmed in every respect and shall remain in full force and effect.
Section 6.    Counterparts; Effectiveness. This Amendment may be executed by the parties hereto in any number of counterparts and by the different parties on separate counterparts and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same agreement.
Section 7.    Governing Law; Entire Agreement. This Amendment shall be deemed a contract made under and governed by the laws of the State of Illinois. This Amendment constitutes the entire understanding among the parties hereto with respect to the subject matter hereof and supersedes any prior agreements with respect thereto.
Section 8.    Loan Document. This Amendment is a Loan Document.
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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers or representatives thereunto duly authorized as of the date and year first above written.

WINTRUST FINANCIAL CORPORATION

By:/s/David A. Dykstra
Title:Senior EVP and COO

BANK OF AMERICA, N.A.,
as Administrative Agent, Term Lender and Revolving Credit Lender

By:/s/Shubhashis De
Title:Assistant Vice President

WELLS FARGO BANK, N.A., as Revolving Credit Lender

By:/s/David W. Schmaltz
Title:Senior Vice President

ROYAL BANK OF CANADA, as Revolving Credit Lender

By:/s/Eileen S. Wallace
Title:Authorized Signer

Fifth Amendment
Wintrust